                                                            EXHIBIT 10(a)
                     AMENDMENT OF EMPLOYMENT AGREEMENT
                         WITH G. WILLIAM SEAWRIGHT


      Agreement made as of April 21, 1997 by Stanhome Inc. (the "Company"), a Massachusetts corporation with its principal place of business at 333 Western Avenue, Westfield, Massachusetts 01085 ("Stanhome") and G. William Seawright of 22 Gale Road, Bloomfield, CT 06002-1508 ("Seawright").

      WHEREAS, the Company and Seawright have previously entered into an Employment Agreement dated November 9, 1993 (the "Agreement"); and

      WHEREAS, the Company and Seawright now wish to amend the Employment Agreement in certain respects;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, the parties do hereby amend the Agreement as follows:

1. Paragraph 1 of the Agreement is amended to change the second sentence thereof and to replace with the following:

      "Unless sooner terminated as hereinafter provided, the initial term of this employment shall be five (5) years, with an automatic extension of (i) one (1) year upon the end of the third year of the initial term and (ii) of one day at the end of each day thereafter while Seawright remains employed by the Company (so that the remaining term as of the end of the third year of the initial term and at the end of every day thereafter shall be three years).

2. Paragraph 2 of the Agreement is amended to delete in its entirety the last sentence thereof, which reads: "Although it is contemplated that Seawright will undertake some travel as part of performing the foregoing duties, Seawright's principal place of employment shall be in the Westfield, Massachusetts area."

3. Subparagraph 4(e) of the Agreement is amended to add a new penultimate sentence to read:

      "In the event that (i) the Board of Directors should decide to change Seawright's principal place of employment, presently at 333 Western Avenue, Westfield, Massachusetts, to a location that is (a) further than fifty miles from Westfield, Massachusetts and (b) further in distance from Seawright's principal residence than the distance from such residence to the Company's current offices in Westfield, Massachusetts, and (ii) Seawright notifies the Board in writing that he does not consent to such relocation within 30 days from receiving written notice from the Board of such relocation, then such action shall be construed to be a termination by the Company other than for cause or total disability under Subparagraph 4(e) of the Agreement effective as of the date of his notice."

4.    Subparagraph 3(g) of the Agreement is hereby deleted in its entirety.

      IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first written above.

                                          STANHOME INC.

                                          By:/s/Anne Lee Verville


                                             /s/G. William Seawright
                                             G. William Seawright